          As filed with the Securities and Exchange Commission on July 7, 1999
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                  CLARIFY INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                     77-0259235
(State of incorporation)                 (I.R.S. Employer Identification No.)


                              2560 Orchard Parkway
                           San Jose, California 95131
                    (Address of principal executive offices)
                             -----------------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
              OPTIONS GRANTED UNDER WRITTEN COMPENSATION AGREEMENTS
                     WITH DEAN CHABRIER AND JOSEPH J. TYLER
                            (Full title of the Plans)
                             -----------------------

                                 ANTHONY ZINGALE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CLARIFY INC.
                              2560 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 965-7000
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                                 Elias J. Blawie
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                                Page 1 of 8 Pages
                             Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)

-----------------------------------------------------------------------------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed         Proposed
                                                                Maximum           Maximum          Maximum           Amount of
                                                              Amount to be     Offering Price      Aggregate        Registration
     Title of Securities to be Registered                    Registered(1)        Per Share      Offering Price         Fee
-----------------------------------------------            ------------------- ---------------- ----------------- ---------------
1999 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.0001 par value........................                1,000,000 Shares      $  35.06(2)     $ 35,060,000        $ 9,746.68


1995 STOCK OPTION/STOCK ISSUANCE PLAN
   Common Stock,
   $0.0001 par value........................                1,351,421 Shares(3)   $  41.25(4)     $ 55,746,116.25     $15,497.42
   Common Stock,
   $0.0001 par value........................                  500,000 Shares(3)   $  41.25(4)     $ 20,625,000        $ 5,733.75

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.0001 par value........................                  300,000 Shares      $  41.25(4)     $ 12,375,000        $ 3,440.25

OPTION GRANTED UNDER WRITTEN COMPENSATION AGREEMENT WITH DEAN CHABRIER
   Common Stock,
   $0.0001 par value........................                  160,000 Shares      $  19.125(5)    $  3,060,000        $   850.68

OPTION GRANTED UNDER WRITTEN COMPENSATION AGREEMENT WITH JOSEPH J. TYLER
   Common Stock,
   $0.0001 par value........................                  200,000 Shares      $  22.00(5)     $  4,400,000        $ 1,223.20


                  TOTAL                                     3,511,421 Shares      $  41.25        $131,266,116.25     $36,491.98
                  -----

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Stock Market on July 1, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Excludes all shares previously registered under Registrant's 1995 Stock Option/Stock Issuance Plan on Form S-8.

(4) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Stock Market on July 1, 1999.

(5) Computed in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. Computation based on the exercise price of the outstanding option.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1999.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on September 15, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES. Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.  EXHIBITS.

         Exhibit
         Number
         -------
         5.1           Opinion of Venture Law Group, A Professional Corporation.
         23.1          Consent of Venture Law Group, A Professional Corporation
                       (included in Exhibit 5.1).
         23.2          Consent of Independent Accountants (see p. 7).
         24.1          Powers of Attorney (see p. 6).

---------------

Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Clarify Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of June, 1999.

                                       Clarify Inc.


                                       By:  /s/ Anthony Zingale
                                            ------------------------------------
                                            Anthony Zingale
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Zingale and Jan Praisner, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                     Title                                     Date
        ----------                                    -----                                     ----
/s/ Anthony Zingale                       Chief Executive Officer and Director               June 30, 1999
----------------------------                 (Principal Executive Officer)
Anthony Zingale

/s/ Jan Praisner                          Chief Financial Officer (Principal                 June 30, 1999
----------------------------                 Financial and Accounting Officer)
Jan Praisner

/s / David A. Stamm                       Director                                           June 30, 1999
----------------------------
David A. Stamm

/s/ Thomas H. Bredt                       Director                                           June 30, 1999
----------------------------
Thomas H. Bredt

/s/ Joseph B. Costello                    Director                                           June 30, 1999
----------------------------
Joseph B. Costello

/s/ Christopher H. Greendale              Director                                           June 30, 1999
----------------------------
Christopher H. Greendale


                                INDEX TO EXHIBITS


   Exhibit
   Number
----------
     5.1       Opinion of Venture Law Group, A Professional Corporation

    23.1       Consent of Venture Law Group, A Professional Corporation
               (included in Exhibit 5.1).

    23.2       Consent of Independent Accountants (see p. 8).

    24.1       Powers of Attorney (see p. 7).